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                                  EXHIBIT 5.3 - Registration Rights Agreement,
                                                dated as of April 15, 1994,
                                                among the Purchasers and the
                                                Company
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                                                                  CONFORMED COPY


                                  REGISTRATION RIGHTS AGREEMENT dated as of
                          April 15, 1994 by and among TYCO TOYS, INC., a Delaware corporation (the "Company"), CORPORATE PARTNERS, L.P., a Delaware limited partnership ("Corporate Partners"), CORPORATE OFFSHORE PARTNERS, L.P., a Bermuda limited partnership ("Offshore Partners", and collectively with Corporate Partners, the "Partnerships"), and THE STATE BOARD OF ADMINISTRATION OF FLORIDA, a body corporate organized under the constitution of the State of Florida (the "State Board", and collectively with the Partnerships, the "Purchasers").

                 This Agreement is made pursuant to the Stock Purchase Agreement (the "Purchase Agreement"), dated as of April 15, 1994, by and among the Company and the Purchasers, whereby the Company has agreed, among other things, to issue 47,619 shares (which number may be increased if and to the extent additional shares are issued in respect of accrued dividends) of its Series B Voting Convertible Exchangeable Preferred Stock, par value $0.10 per share (the "Preferred Stock") to the Purchasers. The Preferred Stock is convertible into shares of the Company's common stock, par
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value $.10 per share (the "Common Stock") at $10.50 per share, as such price may be adjusted pursuant to the Purchase Agreement. The Preferred Stock is also exchangeable in certain circumstances into Common Stock, and is exchangeable in certain circumstances into the Company's 6% Convertible Subordinated Notes Due 2004 (the "Notes"), which shall be in substantially the form filed as an exhibit to the Purchase Agreement.

                 In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. This Agreement shall become effective upon the issuance of the initial shares of Preferred Stock to the Purchasers pursuant to the Purchase Agreement.

                 In consideration of the foregoing and the respective covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
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                 SECTION 1.  Definitions.  Capitalized terms used and not
defined herein have the meanings assigned to such terms in the Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 "Blue Sky Filing" is defined in Section 2.07 of this Agreement.

                 "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                 "Common Stock" is defined in the introduction to this Agreement.

                 "Company" is defined in the introduction to this Agreement.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section therein shall include a reference to the comparable section, if any, of any such successor Federal statute.

                 "Preferred Stock" is defined in the introduction to this Agreement.
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                 "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                 "Purchase Agreement" is defined in the introduction to this Agreement.

                 "Purchasers" is defined in the introduction to this Agreement.

                 "Registrable Securities" means any (i) shares of Preferred Stock, (ii) Notes, (iii) shares of Common Stock issued upon the conversion or exchange of the Preferred Stock or the Notes and (iv) securities issued or issuable with respect to any shares of Preferred Stock, the Notes or Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they
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shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and in the opinion of counsel reasonably satisfactory to the Company subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

                 "Registration Expenses" is defined in Section 2.09(a) of this Agreement.

                 "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section therein shall include a reference to the comparable section, if any, of any such similar Federal statute.

                 SECTION 2.  Registration under Securities Act.

         SECTION 2.01. Demand Registration. (a) Request. At any time after the date hereof, upon the written request of the Partnerships and Corporate Advisors, L.P., a Delaware limited partnership acting on behalf of the State Board ("Corporate Advisors"), that the Company effect the registration under the Securities Act of all or part
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(subject to Section 2.01(f)) of the Purchasers' Registrable Securities and
specifying the types of Registrable Securities to be registered and the intended method of disposition thereof, the Company will give prompt written notice of such request to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                 (i) the Registrable Securities which the Company has been requested to register by the Purchasers, and

                 (ii) all other Registrable Securities which the Company has been requested to register by written request of the holders thereof given to the Company within 30 days after the giving of the aforesaid written notice by the Company (specifying the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the intended disposition of the Registrable Securities to be so registered.

                 (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.01 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among
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the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Purchasers in writing that the inclusion of such other securities would not adversely affect such offering or
(ii) the Purchasers shall have consented in writing to the inclusion of such other securities.

                 (c)  Registration Statement Form.  Registrations under this
Section 2.01 shall be on such appropriate registration form of the Commission
(i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration; provided, however, that if at the time of such registration the Company satisfies the eligibility requirements for use of a registration statement on Form S-3 under the Securities Act, the Purchasers may request a registration on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") and the Company shall use all reasonable efforts to cause the registration to be made on such form. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchasers or counsel to the Company, is required to be included.
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                 (d)  Effective Registration Statement.  A registration
requested pursuant to this Section 2.01 shall not be deemed to have been effected and will not be considered one of the three demand registrations which may be requested pursuant to this Agreement (i) if the registration statement with respect thereto does not become effective, (ii) if after it has become effective, it does not remain effective for a period of at least 180 days or, in the case of a Shelf Registration, one year (or in each case such shorter period during which all the Registrable Securities registered thereunder are sold or disposed of) or such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of a holder of Registrable Securities to satisfy or perform a condition to such closing or a default by an underwriter. If a demand is made pursuant to Section 2.01 and the Company files a registration statement and causes (or is in the process of causing) such registration statement to become effective and the holders requesting registration decide not
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to proceed with such registration for reasons other than a breach by the
Company of its obligations hereunder or the Company's inability or failure to obtain the effectiveness of such registration statement, such request shall nevertheless count as one demand under Section 2.01.

                 (e) Priority in Demand Registrations. If a demand registration pursuant to this Section 2.01 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy sent to each holder of the Registrable Securities requesting registration) that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Purchasers or such other person entitled to make a demand registration pursuant to Section 8 hereof, such registration will include only that number of Registrable Securities which the Company is so advised can be sold in such offering, drawn pro rata from the holders of the Registrable Securities requesting such registration on the basis of the percentage of Registrable Securities held by the holders of Registrable Securities which have requested that such securities be included. In connection with any such registration, no securities other than Registrable Securities shall be covered by such registration.
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                 (f)  Limitations on Registration; Expenses.  The Company will not be required to effect, in the aggregate, more than three demand registrations pursuant to this Section 2.01 (or any other provision of this Agreement), of which, subject to Section 1.02(b), the Company shall pay all Registration Expenses in connection with two of the three demand registrations, and the selling holders of Registrable Securities shall pay the Registration Expenses incurred in connection with the remaining demand registration except as set forth in Section 2.09(b). The Purchasers shall specify in the notice pursuant to Section 2.1(a) whether any demand registration shall be at the Company's expense. The Company shall not be required to effectuate any registration pursuant to this Section 2.01 within less than six months after the end of the effectiveness period of any other registration pursuant to
Section 2.01. Notwithstanding the foregoing, no demand may be made in respect of a number (or principal amount) of Registrable Securities by all holders demanding registration which is less than the lesser of (x) 25% of the total Registrable Securities originally issued (or the equivalent thereof in the case of securities issued upon the exchange or conversion thereof) or (y) the number (or principal amount) of Registrable Securities having a
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market value (as reasonably estimated in good faith by the holders requesting registration) of at least $20,000,000.

                 SECTION 2.02. Incidental Registration. (a) Right to Include the Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s), whether or not for sale for its own account, it will each such time give prompt written notice to the Purchasers and all other holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.02. Upon the written request of any such holder, or by Corporate Advisors acting on behalf of the State Board as a holder (specifying the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), made within 30 days after the receipt of any such notice (10 days if the Company gives telephonic notice to all holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities to be disposed of by such holder), the Company will, subject to the next sentence, use its best efforts to
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effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of such Registrable Securities to be so registered. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of the Purchasers or an assignee to request that such registration be effected as a registration under Section 2.01, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities. All obligations of the Company with respect to any registration described in this Section 2.02(a) shall be subject to the rights of the Company set forth in the immediately preceding sentence. No registration effected under this Section 2.02 shall relieve
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the Company of its obligation to effect any registration upon request under
Section 2.01. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section
2.02. If such offering is to be underwritten, the holders seeking to sell such Registrable Securities agree to join in such underwritten offering.

                 (b) Priority in Incidental Registrations. In a registration pursuant to this Section 2.02 involving an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company by or through one or more underwriters of recognized standing, if the managing underwriter of such underwritten offering shall inform the Company and the holders of Registrable Securities requesting registration in such offering by letter of its belief that the number or type of securities to be included in such registration would materially adversely affect its ability to effect such offering, then the Company will be required to include in such registration only that number and type of Registrable Securities which it is so advised can be sold in such offering, drawn pro rata from the holders of Registrable Securities requesting such registration on the basis of the percentage of Registrable Securities held by the holders of Registrable Securities
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which have requested that such securities be included (it being understood that this provision shall not limit the number of securities that the Company or any holder of securities exercising a demand registration right shall be entitled to register for sale for their own respective accounts).

                 SECTION 2.03. Registration Procedures. In connection with the Company's obligations pursuant to Sections 2.01 and 2.02 hereof, the Company will use its best efforts to effect such registrations to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a) prepare (as soon as possible and in any event within 45 days after the end of the period within which requests for registration may be given to the Company), and file with the Commission (but not earlier than 90 days after the end of the Company's fiscal year or 45 days after the end of the last fiscal quarter), a registration statement or registration statements on the appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof,
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         and use its best efforts to cause such registration statement to become effective and to remain continuously effective for a period of 180 days following the date on which such registration statement is declared effective (or, in the case of a Shelf Registration, for a period of one year following such date); provided that the Company shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Registrable Securities registered thereunder or for a period longer than that specified in this paragraph (a);

                 (b) prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof
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         set forth in such registration statement or supplement to such prospectus;

                 (c) notify the selling holders of Registrable Securities, and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by paragraph (1) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of
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         any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) if the Company reasonably determines that a post-effective amendment to a registration statement would be appropriate;

                 (d) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                 (e) if requested by the managing underwriters or any holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and such holder agree should be included
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         therein relating to the sale and distribution of Registrable
         Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by any holder of Registrable Securities covered by such registration statement or any underwriter of such Registrable Securities;

                 (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
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                 (g) deliver to each holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                 (h) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any selling holder or underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things
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         necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                 (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (j) use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or
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         the underwriters, if any, to consummate the disposition of such
         Registrable Securities;

                 (k) upon the occurrence of any event contemplated by paragraph
         (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (l) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance
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         and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;
         (ii) obtain the opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily made in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the
         Company and updates thereof addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (iv) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of (x) an opinion of counsel for the Company, which may be the general counsel of the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form, scope and substance reasonably satisfactory to, and addressed to, the
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         managing underwriters, and (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements in form, scope and substance reasonably satisfactory to, and addressed to, the managing underwriters, and included in such registration statement, in form, scope and substance satisfactory to the managing underwriters, and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder (or the underwriters, if any) may reasonably request; (v) if an underwriting agreement is entered into, the same shall
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         set forth in full the indemnification provisions and procedures of
         Section 2.07 hereof with respect to all parties to be indemnified pursuant to said section, with such other indemnification provisions as are customary and acceptable to the underwriters, the Purchasers and the Company; and (vi) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities sold and the managing underwriters, if any, to evidence compliance with this clause (1) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                 (m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                 (n) permit any holder of Registrable Securities, which holder, in the judgment of its counsel, might be deemed to be a "control person" of the Company (within
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         the meaning of Section 15 of the Securities Act and Section 20 of the
         Exchange Act), to participate in the preparation of such registration statement and include therein material, furnished to the Company in writing which, in the reasonable judgment of such holder and its counsel, is required to be included therein;

                 (o) if any registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, and if such holder reasonably believes it is or may be deemed to be a control person in relation to, or an Affiliate of, the Company, then such holder shall have the right to require (i) the insertion in such registration statement of language, in form and substance satisfactory to such holder, to the effect that the ownership by such holder of such securities is not to be construed as and is not intended to be a recommendation by such holder of the investment quality of, or the relative merits and risks attendant to the purchase of, the Company's securities covered thereby, and that such ownership does not imply that such holder will assist in meeting any future financial or operating requirements of the Company, or (ii) in the case where the reference to such holder by name or
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         otherwise is not required by the Securities Act or any similar federal or state statute then in effect, the deletion of the reference to such holder;

                 (p) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which Registrable Securities of the type then being registered are listed; and

                 (q) provide and cause to be maintained a transfer agent and registrar (if applicable) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                 The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Registrable Securities as to which any registration is being effected agrees to notify the Company, as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the happening of any event in either case as a result of which any prospectus relating to such registration

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contains an untrue statement of a material fact regarding such holder or the distribution of such Registrable Securities or omits to state any material fact regarding such holder or the distribution of such Registrable Securities or omits to state any material fact regarding such holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                 Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(c)(ii), (iii), (v), (vi) or (vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

                 SECTION 2.04. Underwritten Offerings. (a) Demand Underwritten Offerings. In any offering by holders of Registrable Securities pursuant to a registration requested under Section 2.01, sales shall be made through a nationally recognized investment banking firm (or syndicate managed by such a firm) selected by the holders of at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering and approved by the Company (which approval shall not be unreasonably withheld) and the Company shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to each holder and the underwriters and which shall contain representations, warranties and agreements

(including indemnification agreements to the effect and to the extent provided in Section 2.07) as are customarily included by an issuer in underwriting agreements with respect to primary distributions. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                 (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by

Section 2.02 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.02 and subject to the provisions of Section 2.02(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                 SECTION 2.05. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such registration statement, their underwriters, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                 SECTION 2.06. Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its reasonable efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

                 (a) The Company shall not be obligated to file or keep effective any registration statement pursuant to Section 2.01 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

                 (b) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 60 days and not more than once in any six-month period) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.01 if the Company determines, in its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Company reasonably determines that it would be detrimental to the Company and its stockholders to disclose such information at such time in a registration statement or (ii) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates (as defined in the rules and regulations adopted under the Exchange Act) and, in any such case, the Company promptly gives the requesting holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting holders of Registrable Securities shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers and their assignees are entitled pursuant to Section 2.01 hereof.

                 (c) No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                 SECTION 2.07. Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the holder of any Registrable Securities whose Registrable Securities are covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under Blue Sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any holder of Registrable Securities seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller or such underwriter specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or any person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus.

                 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                 (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.01 or 2.02, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.07) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall any indemnity paid by any seller to the Company pursuant to this Section 2.07(b), or otherwise, exceed the proceeds received by such seller in such offering. In the case of an underwritten offering of Registrable Securities, each holder of registrable Securities shall agree to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, with respect to information furnished by them for use in the registration statement or prospectus to the extent customary in the circumstances for a selling stockholder in an underwritten public offering.

                 (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.07, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter within five days of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 2.07, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable good faith judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable out-of-pocket costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party appraised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) Contribution. (i) If the indemnification from the indemnifying party as provided in this Section 2.7 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or related to information supplied by such indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If however, indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.7(a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d).

                 (e) Indemnification Payments. The indemnification and contribution required by this Section 2.07 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                 (e) Other Rights, Liabilities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and
(ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                 SECTION 2.08.  Adjustments Affecting Registrable Securities.

                 (a) During any period commencing on either (i) the date a request for a demand registration has been made pursuant to Section 2.01(a) hereof or (ii) the date on which any holder of Registrable Securities, or Corporate Advisors on behalf of the State Board as a holder, makes written request in accordance with the terms of Section 2.02(a) hereof to have its Registrable Shares registered, and in either event, terminating on the date which is the earlier of (i) 180 days after the date on which the registration statement registering such Registrable Securities becomes effective and (ii) the date on which all Registrable Securities registered under such registration statement are sold, transferred or disposed of, the Company will not, without the consent of the Purchasers, effect, permit to occur or announce any future intent to effect or permit to occur, any combination or subdivision of shares which would materially adversely affect the ability of the holders of Registrable Securities to include Registrable Securities in any registration of securities contemplated by this Section 2 or the marketability of Registrable Securities under any such registration.

                 (b) Prior to any registration of Preferred Shares, the Company will, if so requested by the Purchasers, use its best efforts, subject to all required stockholder approvals pursuant to the Restated Certificate, the Certificate of Designation and the General Corporation Law of the State of Delaware, to effect a stock-split or other division in respect of such Registrable Securities (other than the common stock of the Corporation) in such proportion as is desirable, in the opinion of the Purchasers, to enhance the marketability of such Registrable Securities; provided that the Corporation shall not be required to obtain the approval of its holders of Common Stock to increase the authorized number of shares of Preferred Stock pursuant hereto as long as there are at least 550,000 authorized, unissued and unreserved shares of preferred stock available to effectuate such a split, or division. In the event of any such stock split, appropriate adjustments shall be made to the provisions of the Certificate of Designation, including without limitation of the voting rights, dividend, conversion and redemption provisions.

                 SECTION 2.09. Registration Expenses. (a) Except as provided in Section 2.09(b), all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (i) any allocation of salaries and expenses of Company personnel or other general overhead expenses of the Company, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of business or customarily prepared by the issuer in a public offering; (ii) all registration, application, filing, listing, transfer and registrar fees; (iii) all National Association of Securities Dealers fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws; (iv) all word processing, duplicating and printing expenses, messenger and delivery expenses; (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of customary "cold comfort" letters required by or incident to such performance and compliance; and (vi) any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities; (all such expenses being herein called "Registration Expenses") will be borne or caused to be borne by the Company whether or not any of the Registration Statements becomes effective provided, however, that in all cases in which the Company is required to pay Registration Expenses hereunder, Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, the fees and disbursements of their counsel, their accountants and their other advisors, and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities under state securities or blue sky laws.

                 (b)  In the case of any demand registration pursuant to
Section 2.1 which is not at the Company's expense as provided in Section 2.01(f), the selling holders of Registrable Securities shall pay all Registration Expenses other than those in clause (i) of Section 2.09(a), the fees and expenses of counsel to the Company and any other expenses referred to in clause (iv) of Section 2.09(a) which constitute overhead expenses of the Company, all of which expenses shall be paid by the Company.

                 SECTION 2.10 Other Sales. (a) The Company hereby agrees not to effect, except pursuant to employee benefit plans, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Securities, or any securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities, or to enter into any agreement to make, file a registration statement for, or announce any sale or distribution of, any such securities, during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission in connection with an underwritten offering effected pursuant to
Section 2.1 of this Agreement without the prior written consent of the managing underwriters of such offering.

                 (b) The Purchasers agree, during the 10-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission (other than on Form S-8) in connection with an underwritten offering of securities of the same class as the then outstanding Registrable Securities (or any securities issuable upon conversion or exchange thereof), not to make any sales of Registrable Securities (or such other securities) pursuant to Rule 144, provided that they were given the opportunity to include in such registration statement all such Registrable Securities as they may have requested.

                 SECTION 3. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding anything herein to the contrary, no holder may exercise any right to require the registration of a number (or principal amount) of Registrable Securities which he is at such time able to sell pursuant to Rule 144

(without being limited by any volume restriction therein with respect to Registrable Securities desired to be sold immediately by such holder).

                 SECTION 4. Entire Agreement; Amendments and Waivers. This Agreement, together with the Purchase Agreement and the agreements, schedules, exhibits and annexes referred to therein, represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matters. This Agreement may be amended, waived or modified only by a written instrument signed by the Company and the holder or holders of a majority of the shares of Registrable Securities.

                 SECTION 5. Other Registration Rights. The Company hereby covenants and agrees not to hereafter enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent or otherwise interferes with the rights granted to the holders of Registrable Securities under this Agreement.

                 SECTION 6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such securities for purposes of any request or other action by any holder or holders of securities pursuant to this Agreement or any determination of any number or percentage of shares of securities held by any holder or holders of securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                 SECTION 7. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served or transmitted via telecopy, (ii) on the next business day after delivery to an overnight carrier or (iii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and (a) if addressed to the Purchasers, addressed to such party in the manner set forth in the Purchase Agreement, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such securities who has furnished an address to the Company, or (c) if addressed to the Company, at 6000 Midlantic Drive, Mount Laurel, New Jersey 08054 attention of the General Counsel or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

                 SECTION 8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors by merger, consolidation or amalgamation and permitted assigns. The Company may not assign any of its rights and obligations hereunder without the consent of the holders of all the Registrable Securities then outstanding. Any Purchaser may assign its rights hereunder without the consent of the Company to any Purchaser Affiliate (as defined in the Purchase Agreement) or successor or to any Person who purchases or otherwise duly receives title to 10% or more of the Registrable Securities then outstanding; provided that such assignee agrees in writing to be bound by the terms of this Agreement. This Agreement shall not inure to the benefit of any person who is not a party hereto or a successor to or permitted assignee of a party hereto.

                 SECTION 9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                 SECTION 10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS TO BE MADE, EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN SUCH STATE AND, IN ANY CASE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

                 SECTION 11. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                 SECTION 12. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity

                 SECTION 13. No Waiver. The failure of any party at any time or times to require performance of any provision hereof (within the time limitations contained herein) shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                 SECTION 14. Submission to Jurisdiction. (a) The Company hereby irrevocably submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York over any suit, action or other proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereunder, and the Company hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) The Company irrevocably appoints Prentice Hall, having offices at the date hereof at 15 Columbus Circle, New York, N.Y. 10023, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subparagraph (a) above in any court referred to therein, and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Prentice Hall at the aforementioned address or to the Company at its address set forth or referred to in Section 11(g). The Company agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

                 SECTION 15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                              TYCO TOYS, INC.

                                                  by
                                                     /s/ Harry J. Pearce
                                                     ------------------------
                                                     Name:Harry J. Pearce
                                                     Title: Vice Chairman and
                                                         Chief Financial
                                                         Officer



                                              CORPORATE PARTNERS, L.P.,

                                                  by Corporate Advisors, L.P.
                                                     General Partner,

                                                     by
                                                        /s/ Jonathan Kagan
                                                        ---------------------
                                                        Name: Jonathan Kagan
                                                        Title: President


                                              CORPORATE OFFSHORE PARTNERS, L.P.,

                                                  by Corporate Advisors, L.P.
                                                     General Partner,

                                                     by
                                                       /s/ Jonathan Kagan
                                                       ---------------------
                                                       Name: Jonathan Kagan
                                                       Title: President

                                   THE STATE BOARD OF ADMINISTRATION OF FLORIDA,

                                       by Corporate Advisors, L.P.
                                          Attorney-in-Fact,

                                          by
                                            /s/ Jonathan Kagan
                                            ---------------------
                                            Name: Jonathan Kagan
                                            Title: President